UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2022

Great Elm Group, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39832	85-3622015
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 South Street, Suite 230, Waltham, MA	02453
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 375-3006

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	GEG	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 4, 2022, Great Elm Group, Inc.’s (“GEG”) wholly owned subsidiary, Great Elm Capital Management, Inc. (“GECM”) entered into an asset purchase agreement (the “Purchase Agreement”) with Imperial Capital Asset Management, LLC (“ICAM”) to acquire the investment management agreement and certain other assets related thereto for Monomoy Properties REIT, LLC (“Monomoy REIT”), a Maryland real estate investment trust. The transaction closed contemporaneously with signing the Purchase Agreement.

The upfront purchase price of $10.0 million was financed through (1) $2.5 million in newly issued shares of GEG common stock, par value $0.001 (“GEG Common Stock”), which equals 1,369,984 shares of GEG Common Stock issued at $1.81 per share, which is the 30-calendar day volume-weighted average of the closing sales price ending on April 14, 2022, (2) $1.25 million of shares of common stock, par value $0.01 per share, of Great Elm Capital Corp. (“GECC Common Stock”), which were owned by GEG, and (3) a promissory note (the “Promissory Note”) issued by GECM in an aggregate principal amount of $6.3 million, which bears interest at 6.5% per annum. The Promissory Note is due August 4, 2023, but may be extended by GECM for an additional nine months, subject to certain conditions. The Promissory Note may be prepaid at any time, in whole or in part, at GECM’s option with cash, shares of GECC Common Stock held by GEG or newly issued shares of GEG Common Stock.

In addition to the consideration paid at closing, ICAM has the ability to receive two earnout payments up to $1 million each following the fiscal years ending June 30, 2023 and June 30, 2024 based upon achievement of certain financial metrics (the “Earnouts”). The Earnouts may be paid at GECM's option with either cash or newly issued GEG Common Stock. Notwithstanding the ability to settle the Promissory Note and pay the Earnouts using GEG Common Stock, no additional shares of GEG Common Stock may be issued without shareholder approval. Any shares of GEG Common Stock issued under the Purchase Agreement will receive customary registration rights.

In connection with the transaction, GEG committed to investing $15.0 million into Monomoy REIT and intends on investing an additional $15.0 million in Monomoy REIT over the next 12 months, although it is not contractually obligated to do so.

Jason W. Reese, the Executive Chairman of GEG’s Board of Directors, is the Co-Founder, Chairman and Chief Executive Officer of ICAM, and Mr. Reese and Long Ball Partners LLC, which is managed by ICAM, beneficially own, in aggregate, approximately 16.1% of GEG Common Stock. The transaction unanimously approved by the disinterested directors of the Board and negotiated between a special committee of independent directors and ICAM.

The summaries of the Purchase Agreement and Promissory Note do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement and Promissory Note attached as Exhibit 2.1 and Exhibit 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02.

Item 8.01	Other Events.

On May 5, 2022, GEG issued a press release announcing GECM's acquisition of the investment management agreeement for Monomy REIT. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
2.1*	Asset Purchase Agreement, by and between Great Elm Capital Management, Inc. and Imperial Capital Asset Management, LLC, dated May 4, 2022
10.1*	Promissory Note, by and between Great Elm Capital Management, Inc. and Imperial Capital Asset Management, LLC, dated May 4, 2022
99.1	Press Release issued by Great Elm Group, Inc., dated May 5, 2022
104	The cover page from this Current Report on Form 8-K, formatted as inline XBRL

* Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. GEG hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Great Elm Group, Inc.

Date: May 5, 2022	/s/ Brent J. Pearson
	By:	Brent J. Pearson
	Title:	Chief Financial Officer & Chief Accounting Officer